SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No.     )

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☐	Preliminary Proxy Statement	☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
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☐	Soliciting Material Pursuant to § 240.14a-12

SEQUENOM, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

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SEQUENOM, INC.

3595 John Hopkins Court

San Diego, California 92121

(858) 202-9000

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 14, 2004

To the Stockholders of Sequenom, Inc.:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Sequenom, Inc., a Delaware corporation (the “Company”), will be held on Friday, May 14, 2004 at 9:00 a.m. PDT at the offices of the Company located at 3595 John Hopkins Court, San Diego, California 92121 for the following purposes:

1.	To elect two directors to hold office until the 2007 Annual Meeting of Stockholders.

2.	To ratify the selection by the Audit Committee of the Board of Directors of Ernst & Young LLP as independent auditors of the Company for its fiscal year ending December 31, 2004.

3.	To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

These items of business are more fully described in the Proxy Statement accompanying this Notice of Annual Meeting.

The record date for the Annual Meeting is March 24, 2004. Only stockholders of record at the close of business on that date may vote at the meeting or any adjournment thereof.

BY ORDER OF THE BOARD OF DIRECTORS

Stephen L. Zaniboni Chief Financial Officer and Secretary

San Diego, California

April 9, 2004

ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING OR YOU MAY VOTE YOUR SHARES ON THE INTERNET OR BY TELEPHONE BY FOLLOWING THE INSTRUCTIONS ON YOUR PROXY. A RETURN ENVELOPE (WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES) IS ENCLOSED FOR THAT PURPOSE. EVEN IF YOU HAVE GIVEN YOUR PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE MEETING. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU MUST OBTAIN FROM THE RECORD HOLDER A PROXY ISSUED IN YOUR NAME.

SEQUENOM, INC.

3595 John Hopkins Court

San Diego, California 92121

(858) 202-9000

PROXY STATEMENT

FOR ANNUAL MEETING OF STOCKHOLDERS

May 14, 2004

QUESTIONS AND ANSWERS ABOUT THIS PROXY MATERIAL AND VOTING

Why am I receiving these materials?

We sent you this proxy statement and the enclosed proxy card because the Board of Directors of Sequenom, Inc. (sometimes referred to as the “Company” or “Sequenom”) is soliciting your proxy to vote at the 2004 Annual Meeting of Stockholders. You are invited to attend the annual meeting to vote on the proposals described in this proxy statement. However, you do not need to attend the meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card, or follow the instructions below to submit your proxy over the telephone or on the Internet.

We intend to mail this proxy statement and accompanying proxy card on or about April 9, 2004 to all stockholders of record entitled to vote at the annual meeting.

Who can vote at the annual meeting?

Only stockholders of record at the close of business on March 24, 2004 will be entitled to vote at the annual meeting. At the close of business on this record date, there were 39,644,047 shares of common stock outstanding and entitled to vote.

Stockholder of Record: Shares Registered in Your Name

If at the close of business on March 24, 2004 your shares were registered directly in your name with Sequenom’s transfer agent, American Stock Transfer & Trust Company, then you are a stockholder of record. As a stockholder of record, you may vote in person at the meeting or vote by proxy. Whether or not you plan to attend the meeting, we urge you to complete and return the enclosed proxy card or vote by proxy over the telephone or on the Internet as instructed below to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

If at the close of business on March 24, 2004 your shares were held in an account at a brokerage firm, bank, dealer, or other similar organization, then you are the beneficial owner of shares held in “street name,” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the annual meeting. As a beneficial owner, you have the right to direct your broker or other agent on how to vote the shares in your account. You are also invited to attend the annual meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the meeting unless you request and obtain a valid proxy from your broker or other agent.

What am I voting on?

There are two matters scheduled for a vote:

•	Election of two directors; and

•	Ratification of the selection by the Audit Committee of our Board of Directors of Ernst & Young LLP as our independent auditors for the fiscal year ending December 31, 2004.

How do I vote?

You may either vote “For” all the nominees to the Board of Directors or you may abstain from voting for any nominee you specify. You cannot vote for a greater number of persons than the number of named nominees to the Board of Directors. For each of the other matters to be voted on, you may vote “For” or “Against” or abstain from voting. The procedures for voting are fairly simple:

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you may vote in person at the annual meeting, vote by proxy using the enclosed proxy card, vote by proxy over the telephone or vote by proxy on the Internet. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the meeting and vote in person if you have already voted by proxy.

➢	To vote in person, come to the annual meeting, and we will give you a ballot when you arrive.

➢	To vote using the proxy card, simply complete, sign and date the enclosed proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the annual meeting, we will vote your shares as you direct.

➢	Any stockholder using a touch-tone telephone may grant a proxy to vote shares by calling 1-800-PROXIES and following the recorded instructions.

➢	If you are a stockholder of record, you may also go to http://www.voteproxy.com to grant a proxy to vote your shares. You will be required to provide the company number and control number contained on your proxy cards. You will then be asked to complete an electronic proxy card. The votes represented by your proxy will be generated on the computer screen, and you will be prompted to submit or revise them as desired. Your vote must be received by 9:00 a.m., Pacific Daylight Time on May 13, 2004 to be counted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If you are a beneficial owner of shares registered in the name of your broker, bank, or other agent, you should have received a proxy card and voting instructions with these proxy materials from that organization rather than from Sequenom. Simply complete and mail the proxy card to ensure that your vote is counted.

Alternatively, you may vote by telephone or over the Internet as instructed by your broker or bank. A number of brokers and banks are participating in a program provided through ADP Investor Communication Services that offers the means to grant proxies to vote shares by means of the telephone and Internet. If your shares are held in an account with a broker or bank participating in the ADP Investor Communications Services program, you may grant a proxy to vote those shares telephonically by calling the telephone number shown on the instruction form received from your broker or bank, or via the Internet at ADP Investor Communication Services’ web site at http://www.proxyvote.com.

To vote in person at the annual meeting, you must obtain a valid proxy from your broker, bank or other agent. Follow the instructions from your broker or bank included with these proxy materials, or contact your broker or bank to request a proxy form.

We provide Internet proxy voting to allow you to vote your shares on-line with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your Internet access, such as usage charges from Internet access providers and telephone companies.

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of common stock you own as of March 24, 2004.

What if I return a proxy card but do not make specific choices?

If you return a signed and dated proxy card without marking any voting selections, your shares will be voted “For” the election of both nominees for director, and “For” the ratification of the selection by the Audit Committee of our Board of Directors of Ernst & Young LLP as our independent auditors for the fiscal year ending December 31, 2004. If any other matter is properly presented at the meeting, your proxy (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.

Who is paying for this proxy solicitation?

We will pay for the entire cost of soliciting proxies. In addition to these mailed proxy materials, our directors, officer and other employees may also solicit proxies in person, by telephone or by other means of communication. Directors, officers and other employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners. The solicitation of proxies may also be supplemented through the use of a proxy solicitation firm. If used, a proxy solicitor will receive a customary fee which we estimate to be approximately $10,000.

What does it mean if I receive more than one proxy card?

If you receive more than one proxy card, your shares are registered in more than one name or are registered in different accounts. Please complete, sign and return each proxy card to ensure that all of your shares are voted.

Can I change my vote after submitting my proxy?

Yes. You can revoke your proxy at any time before the final vote at the meeting. You may revoke your proxy in any one of three ways:

➢	You may submit another properly completed proxy card with a later date.

➢	You may send a written notice that you are revoking your proxy to Sequenom’s Secretary at 3595 John Hopkins Court, San Diego, California 92121

➢	You may attend the annual meeting and vote in person. Simply attending the meeting will not, by itself, revoke your proxy.

When are stockholder proposals due for next year’s annual meeting?

The deadline for submitting a stockholder proposal for inclusion in the Company’s Proxy Statement and form of proxy for the Company’s 2005 annual meeting of stockholders is December 10, 2004. Stockholders wishing to submit proposals or director nominations that are not to be included in such Proxy Statement and proxy must also do so by December 10, 2004. Stockholders are advised to review the Company’s Bylaws, which contain additional requirements with respect to advance notice of stockholder proposals and director nominations. The Company’s Bylaws are available at the Securities and Exchange Commission’s website at http://www.sec.gov or from the Company upon written request to Investor Relations, Sequenom, Inc., 3595 John Hopkins Court, San Diego, California 92121.

How are votes counted?

Votes will be counted by the inspector of election appointed for the meeting, who will separately count “For” and, with respect to proposals other than the election of directors, “Against” votes, abstentions and broker non-votes. Abstentions will be counted towards the vote total for each proposal, and will have the same effect as “Against” votes. Broker non-votes are counted towards a quorum, but have no effect and will not be counted towards the vote total for any proposal.

If your shares are held by your broker as your nominee (that is, in “street name”), you will need to obtain a proxy form from the institution that holds your shares and follow the instructions included on that form regarding how to instruct your broker to vote your shares. If you do not give instructions to your broker, your broker can vote your shares with respect to “discretionary” items, but not with respect to “non-discretionary” items. Discretionary items are proposals considered routine under the rules of the New York Stock Exchange on which your broker may vote shares held in street name in the absence of your voting instructions. On non-discretionary items for which you do not give your broker instructions, the shares will be treated as broker non-votes.

How many votes are needed to approve each proposal?

➢	For the election of directors, the two nominees receiving the most “For” votes, among votes properly cast in person or by proxy, will be elected. Broker non-votes will have no effect.

➢	To be approved, Proposal No. 2, ratification of the selection by the Audit Committee of our Board of Directors of Ernst & Young LLP as our independent auditors for the fiscal year ending December 31, 2004, must receive a “For” vote from the majority of shares present and entitled to vote either in person or by proxy. If you “Abstain” from voting, it will have the same effect as an “Against” vote. Broker non-votes will have no effect.

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if at least a majority of the outstanding shares are represented by stockholders present at the meeting or by proxy. On the record date, there were 39,644,047 shares outstanding and entitled to vote. As a result, 19,822,024 of these shares must be represented by stockholders present at the meeting or by proxy to have a quorum.

Your shares will be counted towards the quorum only if you submit a valid proxy vote or vote at the meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, a majority of the votes present at the meeting may adjourn the meeting to another date.

How can I find out the results of the voting at the annual meeting?

Preliminary voting results will be announced at the annual meeting. Final voting results will be published in the Company’s quarterly report on Form 10-Q for the second quarter of 2004.

PROPOSAL 1

ELECTION OF DIRECTORS

Our Board of Directors is divided into three classes. Each class consists, as nearly as possible, of one-third of the total number of directors, and each class has a three-year term. Vacancies on the Board may be filled only by persons elected by a two-thirds majority of the directors then in office. A director elected by the Board to fill a vacancy, including a vacancy created by an increase in the number of directors, shall serve for the remainder of the full term of the class of directors in which the vacancy occurred and until the director’s successor is elected and qualified.

The Board of Directors is presently comprised of eight members. At the Annual Meeting, the term of office of the three current Class I Directors will expire. The Nominating Committee of the Board of Directors has nominated Harry F. Hixson, Jr., Ph.D., and Antonius Schuh, Ph.D., our President and Chief Executive Officer, for election to the Board as the members of Class I. Dr. Hixson is currently a Class I Director having been elected by the Board in January 2003 after the Nominating Committee unanimously approved his nomination for election to the Board. Dr. Hixson was recommended for nomination to our Board by several of our non-management Directors, subsequent to recruiting efforts provided by a third party recruiting agency retained by the Company. Dr. Schuh is currently a Class I Director having been elected by the stockholders at the 2001 Annual Meeting. If elected at the Annual Meeting, each nominee would serve until the 2007 annual meeting and until his successor is elected and has qualified, or until such director’s earlier death, resignation or removal. Dr. Venkat, a current Class I Director, was not nominated by the Nominating Committee for re-election to the Board of Directors. Because the Nominating Committee has nominated only two Class I Directors for election at the Annual Meeting, the Nominating Committee has recommended that the Board reduce the total number of directors to seven and the number of directors constituting Class I Directors to two effective upon the expiration of the current term of office of the Class I Directors at the Annual Meeting.

We recently adopted a policy encouraging our directors and nominees for directors to attend our annual meetings of stockholders. In the past, we did not have a policy regarding director attendance at our annual meetings. We intend to schedule board meetings to coincide with the annual meetings of our stockholders in the future to facilitate and encourage attendance by our directors. Two of our directors attended our 2003 Annual Meeting.

Directors are elected by a plurality of the votes present in person or represented by proxy and entitled to vote at the meeting. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the two nominees named below. In the event that any nominee should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominee as the Nominating and Corporate Governance Committee may propose. The persons nominated for election have agreed to serve if elected, and the Company has no reason to believe that any nominee will be unable to serve.

Set forth below is biographical information for each person nominated, each person whose term of office as a director will continue after the Annual Meeting, and each person whose term of office as a director will expire at the Annual Meeting.

Class I Directors: Nominees for Election for a Three-year Term Expiring at the 2007 Annual Meeting

Harry F. Hixson, Jr., Ph.D.

Dr. Hixson, 64, joined the Board of Directors in January 2003. Dr. Hixson currently serves as the Chairman of Elitra Pharmaceuticals, a privately held biopharmaceutical company, and from February 1998 to May 2003, he served as both the Chief Executive Officer and Chairman of Elitra Pharmaceuticals. From February 1991 to February 1998, Dr. Hixson was a self-employed individual investor. From 1988 to February 1991, he served as

Amgen’s President and Chief Operating Officer and as a member of its Board of Directors. During this period, Amgen developed two blockbuster therapeutic products, Epogen and Neupogen, which accounted for more than $3.5 billion in combined sales in 2002. Prior to Amgen, Dr. Hixson held various management positions with Abbott Laboratories, including Vice President, Diagnostic Products Business Group, and Vice President, Research and Development in the Diagnostics Division. Dr. Hixson currently serves as a director of Discovery Partners International, Inc. He has been involved with the start-up of several biopharmaceutical companies, including Neurocrine Biosciences and Signal Pharmaceuticals, now part of Celgene. Dr. Hixson holds a Ph.D. in Physical Biochemistry from Purdue University and an MBA from the University of Chicago.

Antonius Schuh, Ph.D.

Dr. Schuh, 40, was appointed President and Chief Executive Officer and elected a director in May 2000. Dr. Schuh joined the Company’s German subsidiary as Managing Director in December 1996. He became Executive Vice President, Business Development and Marketing in 1998 when he moved to the Company’s headquarters in San Diego. From 1993 until joining the Company, Dr. Schuh was with Helm AG, an international pharma/chemical trading and distribution corporation, where he established and headed the Pharma Business Development Group and the associated technical and regulatory affairs department. Prior to that, from 1992 to 1993, he was with Fisons Pharmaceuticals. Dr. Schuh earned his Ph.D. in pharmaceutical chemistry from the University of Bonn.

The Board of Directors Recommends A Vote In Favor Of Each Named Nominee.

Class II Directors Continuing in Office Until the 2005 Annual Meeting

Ernst-Günter Afting, Ph.D., M.D.

Dr. Afting, 61, has served as a director of the Company since 1996. Since 1995, Dr. Afting has served as President of the National Research Center for Environment and Health, GSF, a governmental science research center in Munich. From 1993 to 1995, he served as President and Chief Executive Officer of Roussel UCLAF, Paris. He also headed the Pharmaceutical Division of Hoechst Group and was Chairman of the Divisional Pharmaceutical Board of Hoechst. He was a member of the advisory committee on Science and Technology to Chancellor Kohl from 1996 to 1997 and since 1996 has been a member of the German National Advisory Committee on Health Research to the State Secretaries of Science, Technology and Health. Dr. Afting has been a member of the medical faculty at the University of Goettingen since 1985. Dr. Afting currently serves as a director of Medigene AG and Titan Pharmaceuticals, Inc. He earned a Ph.D. in Chemistry and an M.D. from the University of Freiburg/Breisgau.

John E. Lucas

Mr. Lucas, 72, has served as a director of the Company since 1998. Mr. Lucas is currently retired after serving as Chairman and Chief Executive Officer of EpiCept Corporation from 1999 to July 2002, which develops topical pain control products. He also served as an industry advisor to TVM Techno Venture Management from 1996 to 2003. From 1994 to 1996, he was founder, President and Chief Executive Officer of American Scientific Resources, Inc. From 1991 to 1994, he was of President, Chief Executive Officer and Chairman at Oxigene, Inc. and from 1963 to 1991 he held similar positions at Luconex, Mast ImmunoSystems, Xoma, Millipore Ventures, Chemetrics and Oxford Laboratories. Mr. Lucas earned an MBA from Harvard University.

Class III Directors Continuing in Office Until the 2006 Annual Meeting

Charles R. Cantor, Ph.D.

Dr. Cantor, 61, joined the Company as Chief Scientific Officer and Chairman of the Scientific Advisory Board in August 1998. In May 2000, Dr. Cantor was appointed to the Company’s Board of Directors. From 1992 until joining the Company, Dr. Cantor served as the chair of and as a professor in the Department of Biomedical Engineering and Director of the Center for Advanced Biotechnology at Boston University. Prior to that time, Dr. Cantor held positions at Columbia University and the University of California, Berkeley. He was also Director of the Human Genome Center of the Department of Energy at Lawrence Berkeley Laboratory. Dr. Cantor published the first textbook on genomics, The Science and Technology of the Human Genome Project, and remains active in the Human Genome Project through his membership in a number of the project’s advisory committees and review boards. He is a scientific advisor to 16 biotech and life science companies and two venture capital firms. Dr. Cantor currently serves as a director of Siga, Inc. and ExSAR, Inc. He is also a member of the National Academy of Sciences. Dr. Cantor earned his Ph.D. from the University of California, Berkeley.

Daniel L. Kisner, M.D.

Dr. Kisner, 57, currently provides venture capital and management consulting as a self-employed consultant. In addition, he serves as Chairman of the Board of Directors of Avera Pharmaceuticals, Inc. and Chairman of the Board of Directors of Caliper Technologies Corp., a provider of microfluidic, liquid handling and integrated laboratory automation solutions. Dr. Kisner served as Caliper’s President and Chief Executive Officer from February 1999 to July 2002 and has served as a Director since March 1999. Dr. Kisner remains as an employee of Caliper while serving as Chairman of the Board of Directors. From 1994 to 1999, Dr. Kisner served as the President and Chief Operating Officer of Isis Pharmaceuticals, Inc., a genomics-based drug discovery and development company focused on RNA therapeutics. Prior to that time, Dr. Kisner served as Division Vice President of Pharmaceutical Development for Abbott Laboratories and Vice President of Clinical Research and Development for SmithKline Beckman Pharmaceuticals. He also held a tenured position in the Division of Oncology at the University of Texas, San Antonio School of Medicine and is certified by the American Board of Internal Medicine in Internal Medicine and Medical Oncology. Dr. Kisner holds a B.A. from Rutgers University and an M.D. from Georgetown University. Dr. Kisner also serves on the boards of directors of four privately held companies.

Ronald M. Lindsay, Ph.D.

Dr. Lindsay, 56, served as Vice President, Research and Development and Chief Science Officer of diaDexus Inc., a privately held biotechnology company, from 2000 to January 2004. From 1998 through 2000, Dr. Lindsay served in various roles with Millennium Pharmaceuticals, Inc., a publicly traded biopharmaceutical company, including Senior Vice President, Biotherapeutics and Vice President, Preclinical Research and Development of its subsidiary Millennium Biotherapeutics Inc. From 1989 to 1997, Dr. Lindsay served in various roles with Regeneron Pharmaceuticals Inc., of which he was a founding scientist, holding the position of Vice President, Neurobiology. Dr. Lindsay holds a B.S. in Chemistry from the University of Glasgow and a Ph.D. in Biochemistry from the University of Calgary. Dr. Lindsay is the author of more than 150 scientific publications and holder of multiple patents.

Director Whose Term of Office Expires at the Annual Meeting

Kris Venkat, Ph.D.

Dr. Venkat, 57, joined the Board of Directors in February 2001. Since 2000, Dr. Venkat has served as Chairman and Chief Executive Officer of Sundari Enterprises, Inc. From 1992 to 2000, he served as Chairman and Chief Executive Officer of Phyton Inc. He also served as Chairman and Managing Director of Phyton GmbH in Germany from 1993 to 2000. Prior to joining Phyton Inc., Dr. Venkat served as President and Chief Executive Officer of Genmap, Inc. and held various positions at H.J. Heinz Company and Merck & Co. Dr. Venkat has participated as a founder, board member and advisor in a number of high technology start-up companies. He currently serves as Chairman of Morphochem Inc., Automated Cell, Inc., Provid Pharmaceuticals Inc., Indus Biotech Limited, Thar Technologies, Inc., Juelich Enzyme Products GmbH and Accentua Pharma AG, as Vice Chairman of Transvivo, Inc. and Omicia, Inc. and as a director of Celsion Corp., Genomics USA, Inc., and Strand Genomics Limited. Dr. Venkat was an advisor to the government of India on biotechnology development from 1988 to 1997 and since 1979 has been a visiting Professor of Biochemical Engineering at Rutgers University. He has held various faculty positions at other major universities. Dr. Venkat earned his Ph.D. in chemical and biochemical engineering from Rutgers University.

Independence of The Board of Directors

As required under The Nasdaq Stock Market (“Nasdaq”) listing standards, a majority of the members of a listed company’s Board of Directors must qualify as “independent,” as affirmatively determined by the Board of Directors. The Board consults with the Company’s counsel to ensure that the Board’s determinations are consistent with all relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent listing standards of the Nasdaq, as in effect time to time.

Consistent with these considerations, after review of all relevant transactions or relationships between each director, or any of his or her family members, and the Company, its senior management and its independent auditors, the Board affirmatively has determined that all of the Company’s directors are independent directors within the meaning of the applicable Nasdaq listing standards, except for Dr. Schuh, our President and Chief Executive Officer, Dr. Cantor, our Chief Scientific Officer, and Dr. Venkat.

Information Regarding the Board of Directors and its Committees

As required under new Nasdaq listing standards, the Company’s independent directors will meet in regularly scheduled executive sessions at which only independent directors are present. Persons interested in communicating with the independent directors regarding their concerns or issues may address correspondence to a particular director, or to the independent directors generally, in care of Sequenom, Inc. at 3595 John Hopkins Court, San Diego, California 92121.

The Board has three committees: an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. The following table provides current membership and membership and meeting information for fiscal 2003 for each of the Board committees:

Name	Audit	Compensation	Nominating and Corporate Governance
Ernst-Gunter Afting, Ph.D., M.D.	X		X *
Charles R. Cantor, Ph.D.
Harry F. Hixson, Jr., Ph.D.	(1)	X	X
Daniel L. Kisner, M.D.	X	X
Ronald M. Lindsay, Ph.D.		X *
John E. Lucas	X *	(2)	X
Antonius Schuh, Ph.D.
Kris Venkat, Ph.D.		(3)	(3)
Helmut Schühsler (4)	(4)	(4)	(4)
Total meetings in fiscal year 2003	8	5	3

(1)	Dr. Hixson served on the Audit Committee from July 2003 to January 2004.
(2)	Mr. Lucas served on the Compensation Committee until July 2003.
(3)	Dr. Venkat served on the Compensation Committee from 2002 until January 2004 and served on the Nominating Committee from July 2003 to January 2004.
(4)	Dr. Schühsler resigned from the Board in May 2003. He served on the Audit Committee, Compensation Committee and Nominating Committee until his resignation from the Board.
*	Committee Chairperson

Below is a description of each committee of the Board of Directors. Each of the committees has authority to engage legal counsel or other experts or consultants, as it deems appropriate to carry out its responsibilities. The Board of Directors has determined that each current member of each committee meets the applicable rules and regulations regarding “independence” and that each member is free of any relationship that would interfere with his or her individual exercise of independent judgment with regard to the Company.

Audit Committee

The Audit Committee of the Board of Directors oversees the Company’s corporate accounting and financial reporting process. For this purpose, the Audit Committee performs several functions. The Audit Committee evaluates the performance of and assesses the qualifications of the independent auditors; determines and approves the engagement of the independent auditors; determines whether to retain or terminate the existing independent auditors or to appoint and engage new independent auditors; reviews and approves the retention of the independent auditors to perform any proposed permissible non-audit services; monitors the rotation of partners of the independent auditors on the Company’s audit engagement team as required by law; confers with management and the independent auditors regarding the effectiveness of internal controls over financial reporting; establishes procedures, as required under applicable law, for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters; reviews the financial statements to be included in the Company’s Annual Report on Form 10-K; and discusses with management and the independent auditors the results of the annual audit and the results of the Company’s quarterly financial statements. Three directors comprise the Audit Committee: Drs. Afting and Kisner and Mr. Lucas. The Audit Committee met eight times during 2003. The Audit Committee has adopted a written Audit Committee Charter that is attached as Appendix A to these proxy materials and may be found in the Corporate Governance section, under Investor Relations, on our corporate website at www.sequenom.com.

The Board of Directors annually reviews the Nasdaq listing standards definition of independence for Audit Committee members and has determined that all members of the Company’s Audit Committee are independent (as independence is currently defined in Rule 4350(d)(2)(A)(i) and (ii) of the Nasdaq listing standards. The Board of Directors has determined that Mr. Lucas qualifies as an “audit committee financial expert,” as defined in applicable SEC rules. The Board made a qualitative assessment of Mr. Lucas’ level of knowledge and experience based on a number of factors, including his formal education and experience as a chief executive officer for several companies.

Compensation Committee

The Compensation Committee of the Board of Directors reviews and approves the overall compensation strategy and policies for the Company. The Compensation Committee reviews and approves corporate performance goals and objectives relevant to the compensation of the Company’s executive officers and other senior management; reviews and approves the compensation and other terms of employment of the Company’s Chief Executive Officer; reviews and approves the compensation and other terms of employment of the other executive officers; and administers the Company’s stock option and purchase plans, and other benefit plans and programs. Three directors comprise the Compensation Committee: Drs. Kisner, Lindsay and Hixson. All members of the Company’s Compensation Committee are independent (as independence is currently defined in Rule 4200(a)(15) of the Nasdaq listing standards). The Compensation Committee met five times during the fiscal year. The Compensation Committee’s charter may be found in the Corporate Governance section, under Investor Relations, on our corporate website at www.sequenom.com.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee of the Board of Directors is responsible for identifying, reviewing and evaluating candidates to serve as directors of the Company, consistent with criteria approved by the Board, reviewing and evaluating incumbent directors, selecting candidates for election to the board of directors, making recommendations to the Board regarding the membership of the committees of the

Board, assessing the performance of management and the Board, and developing a set of corporate governance principles for the Company. Our Nominating and Corporate Governance Committee charter may be found in the Corporate Governance section, under Investor Relations, on our corporate website at www.sequenom.com. Three directors comprise the Nominating and Corporate Governance Committee: Dr. Afting and Dr. Hixson and Mr. Lucas. All members of the Nominating and Corporate Governance Committee are independent (as independence is currently defined in Rule 4200(a)(15) of the Nasdaq listing standards). The Nominating and Corporate Governance Committee met three times during the fiscal year.

The Nominating and Corporate Governance Committee believes that candidates for director should have certain minimum qualifications, including being able to read and understand basic financial statements, being over 21 years of age and having the highest personal integrity and ethics. The Committee also intends to consider such factors as possessing relevant expertise upon which to be able to offer advice and guidance to management, having sufficient time to devote to the affairs of the Company, demonstrated excellence in his or her field, having the ability to exercise sound business judgment and having the commitment to rigorously represent the long-term interests of the Company’s stockholders. However, the Committee retains the right to modify these qualifications from time to time. Candidates for director nominees are reviewed in the context of the current composition of the Board, the operating requirements of the Company and the long-term interests of stockholders. In conducting this assessment, the Committee considers diversity, age, skills, and such other factors as it deems appropriate given the current needs of the Board and the Company, to maintain a balance of knowledge, experience and capability. In the case of incumbent directors whose terms of office are set to expire, the Nominating and Corporate Governance Committee reviews such directors’ overall service to the Company during their term, including the number of meetings attended, level of participation, quality of performance, and any other relationships and transactions that might impair such directors’ independence. In the case of new director candidates, the committee also determines whether the nominee must be independent for Nasdaq purposes, which determination is based upon applicable Nasdaq listing standards, applicable SEC rules and regulations and the advice of counsel, if necessary. The committee then uses its network of contacts to compile a list of potential candidates, but may also engage, if it deems appropriate, a professional search firm. The committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the Board. The Committee meets to discuss and consider such candidates’ qualifications and then selects a nominee by majority vote. Other than the third party agency retained by the Company to recruit Dr. Hixson, the Nominating and Corporate Governance Committee has not paid a fee to any third party to assist in the process of identifying or evaluating director candidates. To date, the Nominating and Corporate Governance Committee has not received any director nominee from a stockholder or stockholders.

The Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders. The Committee does not intend to alter the manner in which it evaluates candidates, including the minimum criteria set forth above, based on whether the candidate was recommended by a stockholder or not. Stockholders who wish to recommend individuals for consideration by the Nominating and Corporate Governance Committee to become nominees for election to the Board may do so by delivering a written recommendation to the Nominating and Corporate Governance Committee at the following address: 3595 John Hopkins Court, San Diego, California 92121. Such recommendations must be received by the Nominating and Corporate Governance Committee at least 120 days prior to the anniversary date of the mailing of the Company’s proxy statement for the last Annual Meeting of Stockholders. Submissions must include the full name of the proposed nominee, a description of the proposed nominee’s business experience for at least the previous five years, complete biographical information, a description of the proposed nominee’s qualifications as a director and a representation that the nominating stockholder is a beneficial or record owner of the Company’s stock. Any such submission must be accompanied by the written consent of the proposed nominee to be named as a nominee and to serve as a director if elected.

Meetings of the Board of Directors

The Board of Directors met six times during the last fiscal year. Each Board member attended 75% or more of the aggregate of the meetings of the Board and of the committees on which he served, held during the period for which he was a director or committee member, respectively.

Stockholder Communications With The Board Of Directors

Historically, the Company has not adopted a formal process for stockholder communications with the Board. Nevertheless, every effort has been made to ensure that the views of stockholders are heard by the Board or individual directors, as applicable, and that appropriate responses are provided to stockholders in a timely manner. We believe our responsiveness to stockholder communications to the Board has been excellent. During the upcoming year, the Nominating and Corporate Governance Committee will give full consideration to the adoption of a formal process for stockholder communication with the Board and, if adopted, publish it promptly and post it to the Company’s website. All communications directed to the Audit Committee in accordance with the Company’s Open Door Policy for Reporting Complaints that relate to questionable accounting or auditing matters involving the Company will be promptly and directly forwarded to the Audit Committee. The Open Door Policy for Reporting Complaints is available in the Corporate Governance section, under Investor Relations, on our corporate website at www.sequenom.com.

Code Of Ethics

The Company has adopted the Sequenom, Inc. Code of Business Conduct and Ethics that applies to all officers, directors and employees. The Code of Business Conduct and Ethics is available in the Corporate Governance section, under Investor Relations, on our corporate website at www.sequenom.com. If the Company makes any substantive amendments to the Code of Business Conduct and Ethics or grants any waiver from a provision of the Code to any executive officer or director, the Company will promptly disclose the nature of the amendment or waiver on its website.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS(1)

The Audit Committee of the Board of Directors is currently comprised of Drs. Afting and Kisner and Mr. Lucas. The Audit Committee recommends to the Board of Directors, subject to stockholder ratification, the selection of the Company’s independent accountants. In addition, the Audit Committee reviews the Company’s financial reporting process on behalf of the Board of Directors and operates under a written charter approved by the Board of Directors. The Committee’s function is more fully described in its charter, which is included as Appendix A to this Proxy Statement.

Management is responsible for the preparation, presentation and integrity of the Company’s financial statements, accounting and reporting principles, internal controls and the financial reporting process and procedures designed to ensure compliance with accounting standards, applicable laws and regulations. The independent accountants are responsible for performing an independent audit of the Company’s financial statements in accordance with generally accepted auditing standards and to issue a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes. The independent accountants understand that they are accountable to the Audit Committee, not the Company’s management.

In this context, the Audit Committee has met and held discussions with management and the independent accountants, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements. Management represented to the Audit Committee that the Company’s financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the financial statements with management and the independent accountants, including whether there were any off-balance sheet financing transactions or any transactions with related parties. The Audit Committee discussed with the independent accountants matters required to be discussed by Statement on Auditing Standards No. 61, as amended by Statement on Auditing Standards No. 90 (Communication with Audit Committees).

The Company’s independent accountants also provided to the Audit Committee the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). In addition, the Audit Committee discussed with the independent accountants that firm’s independence from the Company and its management, and the results of their examinations, including evaluations of the Company’s internal controls and the overall quality of the Company’s financial reporting.

Based on the Audit Committee’s discussion with management and the independent accountants and the Audit Committee’s review of the representation of management and the report of the independent accountants to the Audit Committee, the Audit Committee recommended that the Board of Directors include the audited financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2003 filed with the SEC. The Committee and the Board have also recommended, subject to shareholder approval, the selection of the Company’s independent auditors.

Audit Committee

John E. Lucas, Chairman

Ernst-Günter Afting, Ph.D., M.D.

Daniel L. Kisner, M.D.

(1)	The material in this report is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended (the “1933 Act”), or the Securities Exchange Act of 1934, as amended (the “1934 Act”), whether made before or after the date of this Proxy Statement and without regard to any general incorporation language therein.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS(1)

The Compensation Committee of the Board of Directors is currently comprised of Drs. Hixson, Kisner and Lindsay. Under its charter which the Board of Directors amended in March 2004, the Committee is responsible for establishing the Company’s compensation policies, plans and programs for all executive officers, for overseeing the overall compensation strategy for the Company and for administering the Company’s benefit plans. The Compensation Committee’s charter may be found in the Corporate Governance section, under Investor Relations, at www.sequenom.com. The Committee annually evaluates the performance and determines the compensation of the Chief Executive Officer and the other executive officers of the Company based upon a mix of factors including the achievement of corporate goals, individual performance and comparisons with other biotechnology companies. Although the Chief Executive Officer provides his recommendations concerning the compensation of his direct reports to the Committee, neither he nor any of the other executive officers was present during the voting or deliberations by the Committee on any officer’s compensation.

Compensation Philosophy

The primary goal of the compensation program is to align compensation with business objectives and performance. The Committee’s aim is to attract, retain and reward executive officers and other key employees who contribute to the long-term success of the Company and to motivate those individuals to enhance long-term stockholder value. To establish this relationship between executive compensation and creation of stockholder value, the Committee has adopted a total compensation package comprised of base salary, bonus and stock option awards. Stock options are used to emphasize the link between executive incentives and performances as measured by the creation of shareholder value. Other key elements of the Committee’s philosophy are:

•	The Company pays competitive salaries as compared to median salaries for other similar biotechnology companies.

•	The Company maintains annual bonus opportunities to encourage achievement of specific corporate goals and subjective assessments of individual performance.

•	The Company provides equity-based incentives for executives and other key employees to encourage them over the long term to respond to the Company’s business challenges and opportunities as owners and reinforce the alignment of their interests with stockholders’ interests.

Base Salary

The Committee annually reviews each executive officer’s base salary. Among the factors taken into consideration are individual and corporate performance, levels of responsibility, prior experience, breadth of knowledge of the industry, and competitive pay practices.

Bonus

The Committee believes that executive performance may be enhanced by providing the opportunity to earn annual incentive awards. Prior to the start of the incentive period, the Committee establishes the individual and corporate performance objectives for each officer. The corporate objectives consist of specific operating, strategic and financial goals that are considered to be critical to the Company’s overall goal: building stockholder value. For the 12 months ending June 30, 2003, the Committee determined that the primary goals in building stockholder value would be:

•	Achieving the Company’s revenue goal;

(1)	The material in this report is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended (the “1933 Act”), or the Securities Exchange Act of 1934, as amended (the “1934 Act”), whether made before or after the date of this Proxy Statement and without regard to any general incorporation language therein.

•	Entering into significant collaboration agreements with leading pharmaceutical/life science companies;

•	Initiation of a functional validation program for the top diagnostic markers and potential drug targets; and

•	Launching key products that expand applications on and configurations of the MassARRAY system for broader market appeal.

The Committee awards bonuses based on the Company’s achievement of its goals and the Committee’s subjective evaluation of each executive officer’s performance. Based on the Company’s performance with respect to the corporate goals set by the Committee and the Committee’s subjective evaluation of performance, none of the executive officers received a bonus in 2003.

Long Term Incentives

The Company’s long-term incentive program currently consists of stock options granted under the Company’s equity incentive plan. The plan utilizes vesting periods, generally four years, to encourage key employees to continue in the employ of the Company. The exercise price of options granted under the plans generally is 100% of fair market value of the underlying stock on the date of grant. Employees receive value from these grants only if the Company’s Common Stock appreciates over the term of the options. The size of option grants is determined based on the Committee’s assessment of the individual’s performance and competitive practices at other biotechnology companies.

Chief Executive Officer Compensation

The Committee uses the procedures described above in setting the annual salary, bonus and stock option awards for the Company’s Chief Executive Officer. Compared to other comparable biotechnology companies surveyed by the Company, the Chief Executive Officer’s base salary, stock options, and discretionary cash bonus are in the mid-range. Dr. Schuh’s salary is currently $400,000.

In 2003, the Committee set a target bonus for Dr. Schuh of up to 85% of his base salary. Based on the Company’s achievement of the corporate goals set by the Committee and the Committee’s subjective evaluation of his performance, Dr. Schuh did not receive a bonus in 2003.

Dr. Schuh was granted options to purchase 430,000 shares in 2003. In awarding stock options, the Committee considered the Chief Executive Officer’s performance, overall contribution to the Company, retention, the number of unvested options and the total number of options to be granted.

Certain Tax Considerations

Section 162(m) of the Code limits the Company to a deduction for federal income tax purposes of not more than $1 million of compensation paid to certain executive officers in a taxable year. Compensation above $1 million may be deducted if it is “performance-based compensation” within the meaning of the Code. The Compensation Committee has not established a formal policy for determining which forms of incentive compensation awarded to executive officers shall be designed to qualify as “performance based compensation.”

Compensation Committee

Ronald M. Lindsay, Ph.D., Chairman

Daniel L. Kisner, M.D.
Harry F. Hixson, Jr., Ph.D.

PROPOSAL 2

RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

The Audit Committee of the Board of Directors has selected Ernst & Young LLP as the Company’s independent auditors for the fiscal year ending December 31, 2004 and has further directed that management submit the selection of independent auditors for ratification by the stockholders at the Annual Meeting. Ernst & Young LLP has audited the Company’s financial statements since 1997. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Neither the Company’s Bylaws nor other governing documents or law require stockholder ratification of the selection of Ernst & Young LLP as the Company’s independent auditors. However, the Audit Committee is submitting the selection of Ernst & Young LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the annual meeting will be required to ratify the selection of Ernst & Young LLP. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

Independent Auditors’ Fees

The following table represents aggregate fees billed to the Company for fiscal years ended December 31, 2003 and December 31, 2002, by Ernst & Young LLP, the Company’s principal accountant.

	2003 Actual Fees	2002 Actual Fees
Audit Fees(1)
Audit of consolidated financial statements, including subsidiary statutory audits	$229,000	$208,526
Timely quarterly reviews	33,000	21,000
SEC filings, including comfort letters, consents and comment letters	4,500	9,000
Accounting consultations on matters addressed during the audit or interim reviews*	—	72,164

Total Audit Fees	266,500	310,690
Audit Related Fees(2)
Employee benefit plans	—	20,000
Accounting consultation in connection with acquisitions	—	27,000

Total Audit Related Fees	—	47,000
Tax Fees(2)
Tax compliance services	197,000	199,142
Tax planning	57,000	232,396

Total Tax Fees	254,000	431,538

Total Fees	$520,500	$789,228

(1)	Includes fees and expenses related to the fiscal year audit and interim reviews, notwithstanding when the fees and expenses were billed or when the services rendered. Fiscal year 2003 audit fees are preliminary, and subject to final settlement based upon actual hours incurred versus budgeted.

(2)	Includes fees and expenses for services rendered from January through December of the fiscal year, notwithstanding when the fees and expenses were billed. Fiscal year 2003 tax compliance fees are preliminary, and subject to final settlement based upon actual hours incurred versus budgeted.
*	Fiscal year 2002 accounting consultation relates primarily to amended Form 10-QA filings.

All fees described above were approved by the Audit Committee.

During the fiscal year ended December 31, 2003, none of the total hours expended on the Company’s financial audit by Ernst & Young LLP were provided by persons other than Ernst & Young LLP’s full-time permanent employees.

Pre-Approval Policies and Procedures.

The Audit Committee preapproves all audit and non-audit services rendered by our independent auditor. The Audit Committee generally pre-approves specified services up to specified amounts. Under its charter, the Audit Committee may delegate the pre-approval of services to one or more of its members. Any such preapproval must be reported to the full Audit Committee at its next meeting.

The Audit Committee has determined that the rendering of the services other than audit services by Ernst & Young LLP is compatible with maintaining the principal accountant’s independence.

The Board of Directors Recommends A Vote In Favor Of Proposal 2.

SECURITY OWNERSHIP OF

CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the ownership of the Company’s common stock as of March 24, 2004 by: (i) each director and nominee for director; (ii) each of the executive officers named in the Summary Compensation Table; (iii) all executive officers and directors of the Company as a group; and (iv) all those known by the Company to be beneficial owners of more than five percent of its common stock.

Beneficial ownership has been determined in accordance with Rule 13d-3 under the 1934 Act. Under this rule, certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). Shares are deemed to be beneficially owned by a person if the person has the right to acquire shares (for example, upon exercise of an option or warrant) within 60 days of the date of the information provided. In computing the percentage ownership of any person, the number of shares is deemed to include the number of shares beneficially owned by such person (and only such person) by reason of such acquisition rights. As a result, the percentage of outstanding shares of any person as shown in the following table does not necessarily reflect the person’s actual voting power at any particular date.

	Beneficial Ownership(1)
Beneficial Owner	Number of Shares	Percent of Total
Directors, Nominees and Executive Officers†
Antonius Schuh, Ph.D.(4)	874,292	2.2%
Charles R. Cantor, Ph.D.(2)(4)	584,757	1.5%
Stephen L. Zaniboni(3)(4)	493,963	1.2%
Andreas Braun, Ph.D., M.D.(4)	426,572	1.1%
John E. Lucas(4)	95,685	*
Ernst-Günter Afting, Ph.D., M.D.(4)	90,800	*
Kris Venkat, Ph.D.(4)	52,885	*
Jay Lichter, Ph.D.(4)	61,041	*
Harry F. Hixson, Jr., Ph.D. (4)	5,000	*
Daniel L. Kisner, M.D.	—	—
Ronald M. Lindsay, Ph.D.	—	—
All directors and executive officers as a group (14 persons)(4)	2,768,149	7.0%
Five Percent Stockholders
Columbia Wanger Asset Management, L.P. (5)	2,800,000	7.1%

*	Less than one percent.
†	These beneficial owners can be reached at Sequenom, Inc., 3595 John Hopkins Court, San Diego, California 92121.
(1)	This table is based upon information supplied by officers, directors and principal stockholders and Schedules 13D and 13G filed with the SEC. To the Company’s knowledge, except as indicated in the footnotes to this table and pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them. Applicable percentages are based on 39,644,047 shares outstanding on March 24, 2004, adjusted as required by SEC rules.
(2)	Includes 12,500 shares held of record by trusts related to Dr. Cantor and beneficially owned by Dr. Cantor.
(3)	Includes 214,768 shares of Common Stock held of record by trusts related to Mr. Zaniboni and beneficially owned by Mr. Zaniboni.
(4)	Includes shares which certain executive officers and directors of the Company have the right to acquire within 60 days after the date of this table pursuant to outstanding options, as follows: Dr. Schuh, 548,292 shares; Dr. Cantor, 218,541 shares; Mr. Zaniboni, 230,375 shares; Dr. Braun, 225,791 shares; Mr. Lucas, 30,000 shares; Dr. Afting, 30,000 shares; Dr. Venkat, 50,000 shares; Dr. Lichter, 61,041 shares; Dr. Hixson, 5,000 shares; and all executive officers and directors as a group, 1,466,957 shares.

(5)	Columbia Wanger Asset Management, L.P. (“WAM”) is an investment advisor registered under section 203 of the Investment Advisors Act of 1940. The Schedule 13G filed February 13, 2004 was filed by or on behalf of WAM, WAM Acquisition GP, Inc., the general partner of WAM, and Columbia Acorn Trust , an Investment Company under Section 8 of the Investment Company Act, and reports that these shares were acquired on behalf of discretionary clients of WAM, including Columbia Acorn Trust. The address for each of these entities is 227 West Monroe, Suite 3000, Chicago, Illinois 60606.

Beneficial Ownership Reporting Compliance

Section 16(a) of the 1934 Act requires the Company’s directors and executive officers, and persons who own more than ten percent of a registered class of the Company’s equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

To the Company’s knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31, 2003, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with.

Compensation of Directors

Non-employee directors receive annual cash compensation of $25,000 from the Company for their services as members of the Board and all Board Committees. In the fiscal year ended December 31, 2003, the total compensation paid to non-employee directors was $125,000. All directors are eligible for reimbursement for their expenses incurred in connection with attendance at Board and Board Committee meetings in accordance with Company policy.

Each non-employee director of the Company receives stock option grants under the Company’s 1999 Stock Incentive Plan (the “1999 Plan”). Options granted under the 1999 Plan to non-employee directors are intended by the Company not to qualify as incentive stock options under the Internal Revenue Code (the “Code”). Option grants to non-employee directors under the 1999 Plan are non-discretionary.

Each director who is elected for the first time to be a non-employee director of the Company is automatically granted under the 1999 Plan an option to purchase 15,000 shares upon the date of initial election to the Board of Directors, whether by the Board or stockholders of the Company, provided the individual has not previously been employed as an employee by the Company or any parent or subsidiary corporation. These options may not be exercised until the date upon which such optionee has provided one year of continuous service as a non-employee director following the date of grant of such option, whereupon such option shall become exercisable as to one-third of the option shares. The remaining option shares become exercisable in two equal annual installments upon the completion of each additional year of service as a non-employee board member.

On the date of the annual meeting of stockholders each year, each member of the Company’s Board of Directors who is not an employee of the Company and has served as a non-employee director for at least six months is automatically granted under the 1999 Plan an option to purchase 15,000 shares of Common Stock. These options become fully exercisable upon the optionee’s completion of one year of continuous service as a non-employee director, measured from the grant date.

The exercise price of options granted to non-employee directors under the 1999 Plan is 100% of the fair market value of the Common Stock on the date of the option grant. The term of the options granted to non-employee directors under the 1999 Plan is ten years. The 1999 Plan will terminate on November 6, 2009, unless earlier terminated by the Board. In the event of a merger of the Company with or into another corporation or a consolidation, acquisition of assets or other change-in-control transaction involving the Company in which the Company is not the acquirer and the successor corporation does not assume the option, the vesting of each option will accelerate and the option will terminate if not exercised prior to the consummation of the transaction.

During 2003, the Company granted options covering 15,000 shares of common stock to each non-employee director of the Company who served as a non-employee director for at least six months as of the annual meeting of stockholders, at an exercise price per share of $2.74, the fair market value of the Common Stock on the date of grant (based on the closing sales price reported on the Nasdaq National Market for the date of grant). Dr. Kisner and Dr. Lindsay also received their initial grants at this annual meeting, as their appointments to the Board were finalized at this meeting. In connection with Dr. Hixson’s appointment as a director in January 2003, the Company granted an option to purchase 15,000 shares of common stock to Dr. Hixson at an exercise price of $2.05, the fair market value of the common stock on the date of grant. Dr. Hixson did not receive a 15,000 share option grant at the annual meeting because he had not served on the Board for six months at that time. In October 2003, Mr. Lucas was granted an additional option to purchase 3,750 shares of common stock for his services as chair of the Audit Committee at an exercise price of $2.92 per share, the fair market value of the common stock on the date of grant. Both of these options vest in three equal annual installments, with one third of the options subject to the grant vesting on the one year anniversary of the date of grant and the remaining options vesting in two equal annual installments on the second and third anniversaries of the grant date.

Compensation of Executive Officers

Summary of Compensation

The following table shows for the fiscal years ended December 31, 2001, 2002 and 2003, compensation awarded or paid to, or earned by, the Company’s Chief Executive Officer and its other four most highly compensated executive officers at December 31, 2003 (the “Named Executive Officers”):

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)		Bonus ($)	Other Annual Compensation ($)	Long Term Compensation Awards/ Securities Underlying Options (#)		All Other Compensation ($)
Antonius Schuh	2003	400,000		—	—	430,000		—
President and Chief	2002	355,000		346,125	—	536,000	(2)	—
Executive Officer	2001	310,000		155,000	—	150,000		219,240	(1)

Charles R. Cantor	2003	320,000		—	—	190,000		—
Chief Scientific Officer	2002	300,500		293,475	—	215,000	(3)	—
	2001	281,000		135,000	—	50,000		205,250	(1)

Stephen L. Zaniboni	2003	280,000		—	—	190,000		—
Chief Financial Officer	2002	270,000		263,250	—	216,000	(4)	—
	2001	260,000		130,000	—	50,000		190,903	(1)

Andreas Braun	2003	280,000		—	—	190,000		—
Chief Medical Officer	2002	255,000		198,900	—	206,000	(5)	—
	2001	230,000		55,000	—	50,000		228,783	(1)

Jay Lichter	2003	210,000		—	—	10,000		—
Executive Vice President	2002	210,000		—	—	100,000		—
of Business Development	2001	25,577	(6)	—	—	—		—

(1)	Includes income from the Company’s forgiveness in May 2001 of an aggregate of $828,823 in loans granted to certain executive officers in 2000 and 2001. These loans were used by the executive officers to pay individual tax liability associated with the Company’s forgiveness in February 2000 of an aggregate of $3.8 million in loans granted to such executive officers in 1999 and 2000 related to their exercise of stock options.

(2)	Includes 336,000 replacement options that were issued by the Company in May 2002 in exchange for the same number of shares that were surrendered to the Company in November 2001 pursuant to a voluntary stock option exchange program initiated by the Company.
(3)	Includes 115,000 replacement options that were issued by the Company in May 2002 in exchange for the same number of shares that were surrendered to the Company in November 2001 pursuant to a voluntary stock option exchange program initiated by the Company.
(4)	Includes 136,000 replacement options that were issued by the Company in May 2002 in exchange for the same number of shares that were surrendered to the Company in November 2001 pursuant to a voluntary stock option exchange program initiated by the Company.
(5)	Includes 136,000 replacement options that were issued by the Company in May 2002 in exchange for the same number of shares that were surrendered to the Company in November 2001 pursuant to a voluntary stock option exchange program initiated by the Company.
(6)	Dr. Lichter joined the Company as Executive Vice President of Business Development in November 2001.

STOCK OPTION GRANTS AND EXERCISES

The Company grants options to its executive officers under its 1999 Stock Incentive Plan. As of March 17, 2004, options to purchase a total of 4,494,642 shares were outstanding under the 1999 Stock Incentive Plan and options to purchase 2,334,604 shares remained available for grant under the plan.

The following tables show for the fiscal year ended December 31, 2003, certain information regarding options granted to, exercised by, and held at year end by, the Named Executive Officers:

OPTION GRANTS IN LAST FISCAL YEAR

	Individual Grants
	Number of Securities Underlying Options Granted (#) (2)	Percent of Total Options Granted to Employees in Fiscal Year (%)(3)	Exercise Or Base Price ($/Sh)	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(1)
					5% ($)	10% ($)
Antonius Schuh	430,000	22.03	2.920	10/24/2013	789,640	2,001,103
Stephen L. Zaniboni	190,000	9.74	2.920	10/24/2013	348,911	884,208
Charles R. Cantor	190,000	9.74	2.920	10/24/2013	348,911	884,208
Andreas Braun	190,000	9.74	2.920	10/24/2013	348,911	884,208
Jay Lichter	10,000	0.51	1.800	04/04/2013	11,320	28,687

(1)	The potential realizable value is based on the term of the option at the time of grant (ten years). Assumed stock price appreciation of 5% and 10% is used pursuant to SEC rules. The potential realizable value is calculated by assuming that the stock price on the date of grant appreciates at the indicated rate for the entire term of the option and that the option is exercised and sold on the last day of its term at the appreciated price. No gain to the optionee is possible unless the stock price increases over the option term.
(2)	Twenty-five percent of the options subject to each grant vested upon grant with the remainder vesting in equal monthly installments over the three year period following the date of grant.
(3)	Based on 1,951,550 options granted to employees and directors of and consultants to the Company during 2003.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR

AND FISCAL YEAR-END OPTION VALUES

	Shares Acquired on Exercise (#)	Value Realized ($)	Number of Securities Underlying Unexercised Options at 12/31/2002 (#)		Value of Unexercised in-the-Money Options at FY-End ($)(1)
Name			Exercisable	Unexercisable	Exercisable	Unexercisable
Antonius Schuh	—	—	478,667	487,833	35,117	85,283
Stephen L. Zaniboni	—	—	201,167	204,833	15,517	37,683
Charles R. Cantor	—	—	187,292	217,708	15,517	37,683
Andreas Braun	—	—	197,417	198,583	15,517	37,683
Jay Lichter	—	—	50,105	59,895	2,334	11,666

(1)	Based on the fair market value of the Common Stock at December 31, 2003, of $3.20 per share, less the exercise price payable for such options.

EMPLOYMENT AND SEVERANCE AGREEMENTS

Dr. Schuh’s employment agreement with the Company provides for an annual salary of $300,000, subject to periodic increases by the Board of Directors or the Compensation Committee at its discretion. Dr. Schuh’s salary for 2003 was $400,000. Dr. Schuh is also entitled to receive an annual non-discretionary bonus of $10,000 and an annual performance-based bonus subject to the Board’s or Committee’s discretion. If Dr. Schuh’s employment is terminated without cause, Dr. Schuh will be entitled to receive all employee benefits and his annual salary in periodic payments until he secures full-time employment with another company or until one year has elapsed after termination, whichever is earlier.

Mr. Zaniboni’s employment agreement with the Company provides for an annual salary of $250,000, subject to periodic increases by the Board of Directors or the Compensation Committee at its discretion. Mr. Zaniboni’s salary for 2003 was $280,000. Mr. Zaniboni is also entitled to receive an annual non-discretionary bonus of $10,000 and an annual performance-based bonus subject to the Board’s or Committee’s discretion. If Mr. Zaniboni’s employment is terminated without cause, Mr. Zaniboni will be entitled to receive all employee benefits and his annual salary in periodic payments, until he secures full-time employment with another company or until six months have elapsed after termination, whichever is earlier.

Dr. Cantor’s employment agreement with the Company provides for an annual salary of $180,000, subject to periodic increases by the Board of Directors or the Compensation Committee at its discretion. Dr. Cantor’s salary for 2003 was $320,000. The Company has agreed to reimburse Dr. Cantor for the costs associated with up to 12 visits per year to Boston University. Dr. Cantor is required to make such trips in connection with his leave of absence from the university. If Dr. Cantor’s employment is terminated without cause, Dr. Cantor will be entitled to receive all employee benefits and his annual salary in periodic payments, until he secures full-time employment with another company or until six months have elapsed after termination, whichever is earlier.

Dr. Braun’s employment agreement with the Company provides for an annual salary of $220,000, subject to periodic increases by the Board of Directors or the Compensation Committee at its discretion. Dr. Braun’s salary for 2003 was $280,000. Dr. Braun is also entitled to receive an annual non-discretionary bonus of $10,000 and an annual performance-based bonus subject to the Board’s or Committee’s discretion. If Dr. Braun’s employment is terminated without cause, Dr. Braun will be entitled to receive all employee benefits and his annual salary in periodic payments, until he secures full-time employment with another company or until six months have elapsed after termination, whichever is earlier.

Dr. Lichter’s employment offer letter agreement with the Company provides for an annual salary of $210,000. Dr. Lichter is also entitled to receive an annual performance-based bonus of up to 50% of his annual salary based on goals to be determined which will be linked to both business development and sales objectives. If Dr. Lichter’s employment is terminated without cause, Dr. Lichter will be entitled to receive continuation of his annual salary for a period of six months from the termination date.

Option Exchange Information

The following table shows certain information concerning the exchange of options received by the Named Executive Officers during the last ten years.

TEN YEAR OPTION EXCHANGE

Name	Date	Number of Securities Underlying Options Exchanged (#)	Market Price of Stock at Time of Exchange ($)	Exercise Price at Time of Exchange ($)	Replacement Option Exercise Price ($)	Length of Original Option Term Remaining at Date of Exchange
Antonius Schuh President and Chief Executive Officer	5/31/02 5/31/02 5/31/02	36,000 150,000 150,000	4.89 4.89 4.89	95.38 28.31 15.60	4.89 4.89 4.89	8.15 years 8.65 years 9.49 years

Stephen L. Zaniboni Chief Financial Officer	5/31/02 5/31/02 5/31/02	36,000 50,000 50,000	4.89 4.89 4.89	95.38 28.31 15.60	4.89 4.89 4.89	8.15 years 8.65 years 9.49 years

Charles R. Cantor Chief Scientific Officer	5/31/02 5/31/02 5/31/02	45,000 20,000 50,000	4.89 4.89 4.89	95.38 28.31 15.60	4.89 4.89 4.89	8.15 years 8.65 years 9.49 years

Andreas Braun Chief Medical Officer	5/31/02 5/31/02 5/31/02	36,000 50,000 50,000	4.89 4.89 4.89	95.38 28.31 15.60	4.89 4.89 4.89	8.15 years 8.65 years 9.49 years

Jay Lichter Executive Vice President of Business Development	— — —	— — —	— — —	— — —	— — —	— — —

PERFORMANCE MEASUREMENT COMPARISON(1)

The following graph compares the cumulative total stockholder return on the Common Stock between February 1, 2000 (the date the Company’s Common Stock commenced public trading) and December 31, 2003 with the cumulative total return of (i) the Nasdaq Stock Market (U.S.) Index (“Nasdaq Index”) and (ii) the Nasdaq Biotechnology Index (the “Nasdaq Biotech Index”), over the same period. This graph assumes the investment of $100.00 on February 1, 2000 in Common Stock, the Nasdaq Index and the Nasdaq Biotech Index, and assumes the reinvestment of any dividends. The Nasdaq Biotech Index is calculated using an equal-dollar weighing methodology.

COMPARISON OF 47 MONTH CUMULATIVE TOTAL RETURN*

Among Sequenom, Inc., the Nasdaq Stock Market (U.S) Index

and the Nasdaq Biotechnology Index

(1)	This Section is not “soliciting material” is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing of the Company under the 1933 Act or the 1934 Act whether made before or after the date hereof without regard to any general incorporation language in any such filing.

CERTAIN TRANSACTIONS

The Company has entered into employment agreements with certain of its officers. See “Employment and Severance Agreements.”

In addition, during the year ended December 31, 2003, the Company sold MassARRAY hardware and associated products totaling approximately $900,000 to GSF. Dr. Afting is a member of our Board and the Managing Director of GSF in Germany. The sale of our products was made on substantially the same terms as similar transactions with unrelated parties.

The Company has entered into indemnity agreements with certain officers and directors which provide, among other things, that the Company will indemnify such officer or director, under the circumstances and to the extent provided for therein, for expenses, damages, judgments, fines and settlements he may be required to pay in actions or proceedings which he is or may be made a party by reason of his position as a director, officer or other agent of the Company, and otherwise to the full extent permitted under Delaware law and the Company’s Bylaws.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

This year, a number of brokers with account holders who are Sequenom stockholders will be “householding” our proxy materials. A single proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement and annual report, please notify your broker, direct your written request to Investor Relations, Sequenom, Inc., 3595 John Hopkins Court, San Diego, California 92121 or contact the Company at (858) 202-9000. Stockholders who currently receive multiple copies of the proxy statement at their address and would like to request “householding” of their communications should contact their broker.

AVAILABLE INFORMATION

A copy of the Company’s Annual Report to the Securities and Exchange Commission on Form 10-K for the fiscal year ended December 31, 2003 is available without charge upon written request to: Investor Relations, Sequenom, Inc., 3595 John Hopkins Court, San Diego, California 92121.

OTHER MATTERS

The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

BY ORDER OF THE BOARD OF DIRECTORS

Stephen L. Zaniboni Chief Financial Officer and Secretary

April 9, 2004

APPENDIX A

SEQUENOM, INC.

CHARTER OF THE AUDIT COMMITTEE

Purpose and Policy

The primary purpose of the Audit Committee (the “Committee”) shall be to act on behalf of the Board of Directors (the “Board”) of Sequenom, Inc. (the “Company”) in fulfilling the Board’s oversight responsibilities with respect to the Company’s corporate accounting and financial reporting processes, the systems of internal accounting and financial controls, and audits of financial statements, as well as the quality and integrity of the Company’s financial statements and reports and the qualifications, independence and performance of the firm of certified public accountants engaged as the Company’s independent outside auditors for the purpose of preparing an audit report (the “Auditors”). The operation of the Committee shall be subject to the Bylaws of the Company as in effect from time to time and Section 141 of the Delaware General Corporation Law.

The policy of the Committee, in discharging these obligations, shall be to maintain and foster an open avenue of communication among the Committee, the Auditors and the Company’s financial management.

Composition

The Committee shall consist of at least three members of the Board of Directors. The members of the Committee shall satisfy the independence and financial literacy requirements of The Nasdaq Stock Market (“Nasdaq”) applicable to Committee members as in effect from time to time, when and as required by Nasdaq. At least one member shall satisfy the applicable Nasdaq financial sophistication requirements as in effect from time to time. The members of the Committee shall be appointed by and serve at the discretion of the Board. Vacancies occurring on the Committee shall be filled by the Board. The Chairman of the Committee shall be designated by the Board.

Meetings and Minutes

The Committee shall hold such regular or special meetings as its members shall deem necessary or appropriate. Minutes of each meeting of the Committee shall be prepared and distributed to each director of the Company and the Secretary of the Company promptly after each meeting. The Chairman of the Committee shall report to the Board from time to time, or whenever so requested by the Board.

Authority

The Committee shall have authority to appoint, determine compensation for, and at the expense of the Company, retain and oversee the Auditors as set forth in Section 10A(m)(2) of the Securities Exchange Act of 1934, as amended, and the rules thereunder and otherwise to fulfill its responsibilities under this Charter. The Committee shall have authority to retain and determine compensation for, at the expense of the Company, special legal, accounting or other advisors or consultants as it deems necessary or appropriate in the performance of its duties. The Committee shall also have authority to pay, at the expense of the Company, ordinary administrative expenses that, as determined by the Committee, are necessary or appropriate in carrying out its duties. The Committee shall have full access to all books, records, facilities and personnel of the Company as deemed necessary or appropriate by any member of the Committee to discharge his or her responsibilities hereunder. The Committee shall have authority to require that any of the Company’s personnel, counsel, accountants (including the Auditors) or investment bankers, or any other consultant or advisor to the Company attend any meeting of the Committee or meet with any member of the Committee or any of its special legal, accounting or other advisors and consultants. The approval of this Charter by the Board shall be construed as a delegation of authority to the Committee with respect to the responsibilities set forth herein.

Responsibilities

The Committee shall oversee the Company’s financial reporting process on behalf of the Board, shall have direct responsibility for the appointment, compensation, retention and oversight of the work of the Auditors and any other registered public accounting firm engaged for the purpose of performing other audit, review or attest services for the Company. The Auditors and each such other registered public accounting firm shall report directly and be accountable to the Committee. The Committee’s functions and procedures should remain flexible to address changing circumstances most effectively. To implement the Committee’s purpose and policy, the Committee shall be charged with the following functions and processes with the understanding, however, that the Committee may supplement or (except as otherwise required by applicable laws or rules) deviate from these activities as appropriate under the circumstances:

1. To evaluate the performance of the Auditors, to assess their qualifications and to determine whether to retain or to terminate the existing Auditors or to appoint and engage new Auditors for the ensuing year, which retention shall be subject only to ratification by the Company’s stockholders (if the Committee or the Board elects to submit such retention for ratification by the stockholders).

2. To determine and approve engagements of the Auditors (prior to commencement of such engagements) to perform all proposed audit, review and attest services, including the scope of and plans for the audit, the adequacy of staffing, the compensation to be paid to the Auditors and the negotiation and execution, on behalf of the Company, of the Auditors’ engagement letters, which approval may be pursuant to preapproval policies and procedures, including the delegation of preapproval authority to one or more Committee members so long as any such preapproval decisions are presented to the full Committee at the next scheduled meeting.

3. To determine and approve engagements of the Auditors, prior to commencement of such engagements (unless in compliance with exceptions available under applicable laws and rules related to immaterial aggregate amounts of services), to perform any proposed permissible non-audit services, including the scope of the service and the compensation to be paid for such services, which approval may be pursuant to preapproval policies and procedures established by the Committee consistent with applicable laws and rules, including the delegation of preapproval authority to one or more Committee members so long as any such preapproval decisions are presented to the full Committee at the next scheduled meeting.

4. To monitor the rotation of the partners of the Auditors on the Company’s audit engagement team as required by applicable laws and rules and to consider periodically and, if deemed appropriate, adopt a policy regarding rotation of auditing firms.

5. At least annually, to receive and review written statements from the Auditors delineating all relationships between the Auditors and the Company, consistent with Independence Standards Board Standard No. 1, to consider and discuss with the Auditors any disclosed relationships and any compensation or services that could affect the Auditors’ objectivity and independence, and to assess and otherwise take appropriate action to oversee the independence of the Auditors.

6. To consider and, if deemed appropriate, adopt a policy regarding Committee preapproval of employment by the Company of individuals employed or formerly employed by the Company’s Auditors and engaged on the Company’s account.

7. To review, upon completion of the audit, the financial statements proposed to be included in the Company’s Annual Report on Form 10-K to be filed with the Securities and Exchange Commission and to recommend whether or not such financial statements should be so included.

8. To review with management and the Auditors the results of the annual audit, including the Auditors’ assessment of the quality, not just acceptability, of accounting principles, the reasonableness of significant judgments and estimates (including material changes in estimates), any material audit adjustments proposed by the Auditors and any adjustments proposed but not recorded, the adequacy of the disclosures in the financial statements and any other matters required to be communicated to the Committee by the Auditors under generally accepted auditing standards.

9. To review with management and the Auditors the results of the Auditors’ review of the Company’s quarterly financial statements, prior to public disclosure of quarterly financial information, if practicable, or filing with the Securities and Exchange Commission of the Company’s Quarterly Report on Form 10-Q, and any other matters required to be communicated to the Committee by the Auditors under generally accepted auditing standards.

10. To review with management and the Auditors, as appropriate, the Company’s disclosures contained under the caption “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in its periodic reports to be filed with the Securities and Exchange Commission.

11. To review with management and the Auditors, as appropriate, earnings press releases, as well as the substance of financial information and earnings guidance provided to analysts and ratings agencies, which discussions may be general discussions of the type of information to be disclosed or the type of presentation to be made.

12. To review with management and the Auditors significant issues that arise regarding accounting principles and financial statement presentation, including critical accounting policies and practices, alternative accounting policies available under generally accepted accounting principles (“GAAP”) related to material items discussed with management and any other significant reporting issues and judgments.

13. To review with management and the Auditors, as appropriate, the Company’s guidelines and policies with respect to risk assessment and risk management, including the Company’s major financial risk exposures and the steps taken by management to monitor and control these exposures.

14. To evaluate the cooperation received by the Auditors during their audit examination, including any significant difficulties with the audit or any restrictions on the scope of their activities or access to required records, data and information, significant disagreements with management and management’s response, if any.

15. To review with the Auditors and, if appropriate, management, any management or internal control letter issued or, to the extent practicable, proposed to be issued by the Auditors and management’s response, if any, to such letter, as well as any additional material written communications between the Auditors and management.

16. To review with the Auditors communications between the audit team and the firm’s national office with respect to accounting or auditing issues presented by the engagement.

17. To review with management and the Auditors any conflicts or disagreements between management and the Auditors regarding financial reporting, accounting practices or policies and to resolve any such conflicts or disagreements regarding financial reporting.

18. To confer with management and the Auditors regarding the scope, adequacy and effectiveness of financial reporting controls in effect including any special audit steps taken in the event of material control deficiencies.

19. Periodically, to meet in separate sessions with the Auditors and management to discuss any matters that the Committee, the Auditors or management believe should be discussed privately with the Committee.

20. To consider and review with management, the Auditors, outside counsel, as appropriate, and, in the judgment of the Committee, such special counsel, separate accounting firm and other consultants and advisors as the Committee deems appropriate, any correspondence with regulators or governmental agencies and any published reports that raise material issues regarding the Company’s financial statements or accounting policies.

21. To establish procedures, when and as required by applicable laws and rules, for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

22. To review with counsel, the Auditors and management, as appropriate, any significant regulatory or other legal or accounting initiatives or matters that may have a material impact on the Company’s financial statements.

23. To determine and approve engagements of any registered public accounting firm (in addition to the Auditors) to perform any other audit, review or attest service, including the compensation to be paid to such firm and the negotiation and execution, on behalf of the Company, of such firm’s engagement letter, which approval may be pursuant to preapproval policies and procedures, including the delegation of preapproval authority to one or more Committee members so long as any such preapproval decisions are presented to the full Committee at the next scheduled meeting.

24. To review the results of management’s efforts to monitor compliance with the Company’s programs and policies designed to ensure adherence to applicable laws and rules, as well as to its Code of Business Conduct and Ethics, including review and approval of related-party transactions as required by Nasdaq rules.

25. To investigate any matter brought to the attention of the Committee within the scope of its duties if, in the judgment of the Committee, such investigation is necessary or appropriate.

26. To prepare the report required by the rules of the Securities and Exchange Commission to be included in the Company’s annual proxy statement.

27. To review and assess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval.

28. To report to the Board with respect to material issues that arise regarding the quality or integrity of the Company’s financial statements, the performance or independence of the Company’s Auditors, or such other matters as the Committee deems appropriate from time to time or whenever it shall be called upon to do so.

29. To review, discuss and assess the Committee’s own performance at least annually.

30. To perform such other functions and to have such powers as may be necessary or appropriate in the efficient and lawful discharge of the foregoing.

It shall be the responsibility of management to prepare the Company’s financial statements and periodic reports and the responsibility of the Auditors to audit those financial statements. These functions shall not be the responsibility of the Committee, nor shall it be the Committee’s responsibility to ensure that the financial statements or periodic reports are complete and accurate, conform to GAAP or otherwise comply with applicable laws.

SEQUENOM, INC.

PROXY SOLICITED BY THE BOARD OF DIRECTORS

FOR THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 14, 2004

The undersigned hereby appoints Antonius Schuh, Ph.D. and Stephen L. Zaniboni, and each of them, as attorneys and proxies of the undersigned, with full power of substitution, to vote all of the shares of stock of Sequenom, Inc. (the “Company”) which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of the Company to be held at the offices of the Company located at 3595 John Hopkins Court, San Diego, California 92121 on Friday, May 14, 2004 at 9:00 a.m. local time, and at any and all postponements, continuations and adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting.

Unless a contrary direction is indicated, this Proxy will be voted for all nominees listed in Proposal 1 and for Proposal 2, as more specifically described in the Proxy Statement. If specific instructions are indicated, this Proxy will be voted in accordance therewith.

---------------------------------------------------------- detach here ----------------------------------------------------------

Management recommends a vote for the nominees for director listed below.

Proposal 1:

To elect two directors to hold office until the 2007 Annual Meeting of Stockholders.

☐	FOR all nominees listed below (except as marked to the contrary below).	☐	WITHHOLD AUTHORITY to vote for all nominees listed below.

Nominees: Harry F. Hixson, Jr., Ph.D., and Antonius Schuh, Ph.D.

To withhold authority to vote for any nominee(s) write such nominee(s)’ name(s) below:

(Continued on other side)

(Continued from other side)

Management recommends a vote for Proposal 2.

Proposal 2:	To ratify selection of Ernst & Young LLP as independent auditors of the Company for its fiscal year ending December 31, 2004.

☐ FOR	☐ AGAINST	☐ ABSTAIN

Dated _________________

Signature(s)

Please sign exactly as your name appears
hereon. If the stock is registered in the
names of two or more persons, each should
sign. Executors, administrators, trustees,
guardians and attorneys-in-fact should add
their titles. If signer is a corporation, please
give full corporate name and have a duly
authorized officer sign, stating title. If signer
is a partnership, please sign in the
partnership’s name by an authorized person.

Please vote, date and promptly return this proxy in the enclosed return envelope which is postage prepaid if mailed in the United States.